Exhibit 10.1

Loan 200527

MODIFICATION OF LOAN DOCUMENTS AND CONSENT TO RELEASE

    This Modification of Loan Documents and Consent to Release (this “Consent”) is entered into as of May 24, 2024 (the “Effective Date”) by and among Green Plains Wood River LLC, a Delaware limited liability company and Green Plains Shenandoah LLC, a Delaware limited liability company (collectively, the “Original Borrowers”) and MetLife Real Estate Lending LLC, a Delaware limited liability company (“Lender”).

    WHEREAS, Original Borrowers executed and delivered to Lender a Promissory Note dated as of September 3, 2020, in the original principal amount of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) (“Note”), as further evidence by a Loan Agreement dated as of the date of the Note among Original Borrowers and Lender (as amended, the “Loan Agreement”) and secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated September 3, 2020 from Green Plains Wood River LLC in favor of Lender, recorded in the office of the Register of Deeds of Hall County, Nebraska as Instrument #202006587 and re-recorded on September 8, 2020, in the office of the Register of Deeds of Hall County, Nebraska as Instrument #202006667 (the “Hall County Deed of Trust”), Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated September 3, 2020 from Green Plains Wood River LLC in favor of Lender, recorded on September 3, 2020, in the office of the Register of Deeds of Buffalo County, Nebraska as Instrument #2020-06191 and re-recorded on September 8, 2020, in the office of the Register of Deeds of Buffalo County, Nebraska as Instrument #2020-06244 (the “Buffalo County Deed of Trust”), and the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated September 3, 2020 from Green Plains Shenandoah LLC in favor of Lender, which was recorded on September 23, 2020 with the Fremont County, Iowa Recorder, in Book 2020 at Page 1061 and re-recorded on September 8, 2020 with the Fremont County, Iowa Recorder, in Book 2020 at Page 1077 (the “Iowa Mortgage”). The Loan Agreement, Note, Hall County Deed of Trust, Buffalo County Deed of Trust, Iowa Mortgage and all other documents evidencing and/or securing the loan are, collectively, the “Loan Documents”. Capitalized terms used herein but not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

    WHEREAS, Original Borrowers have requested that Lender consent and agree to release Green Plains Wood River LLC (hereinafter, the “Released Borrower”) from further liability under the Loan Documents and to release Lender’s lien on Released Borrower’s real estate and personal property described in the Hall Deed of Trust and the Buffalo County Deed of Trust, all of which Lender has granted its consent, subject to the terms and conditions set forth herein.

    WHEREAS, Green Plains Shenandoah LLC (“Reaffirming Borrower”) joins in this Consent, to evidence its consent to the transactions herein and to reaffirm and ratify its obligations as the remaining “Borrower” under the Loan Documents.

    NOW, THEREFORE, the parties hereby agree as follows:

1.Released Borrower and Reaffirming Borrower represent, warrant and acknowledge that there is good and valuable consideration for the agreements of the parties herein.

2.Reaffirming Borrower represents and warrants that all representations, warranties and covenants contained in the Loan Documents remain true and correct as of the date hereof. Reaffirming Borrower acknowledges that there is no event of default under the Loan Documents, that the obligations and undertakings of Reaffirming Borrower are valid and enforceable according to their terms. Reaffirming Borrower and Released Borrower each acknowledge that it has no claims, defenses or offsets to their obligations and undertakings in the Loan Documents. Additionally, Reaffirming Borrower authorizes Lender to file such financing statements and amendments and continuations thereto as Lender deems necessary to perfect its security interest or to prevent its security interest from becoming unsecured or lapsing.

3.Reaffirming Borrower and Released Borrower each further: (a) represent that it is not insolvent as of the date hereof or will not become insolvent, as a result of the matters herein; and (b) the transactions described herein are not entered into to delay, hinder or defraud any creditor of such parties.

4.Within five (5) Business Days after the Effective Date, Lender will file Deeds of Reconveyance of the Hall County Deed of Trust and the Buffalo County Deed of Trust to release its lien on Released Borrower’s property described therein and will file UCC-3 terminations of any UCC-1 financing statements naming Released Borrower as debtor and Lender as secured party.
5.Effective as of the Effective Date, Released Borrower shall automatically be released from any further liability under the Loan Documents, provided, however, the provisions of this paragraph shall not impair the right of Lender to bring suit against Released Borrower (a) based upon any acts or events occurring, or obligations under the Loan Documents that arise out of circumstances or conditions existing as of the Effective Date or (b) for any criminal or tortious conduct, intentional misrepresentations or fraud, or any waste or environmental contamination of the Property caused by Original Borrowers existing as of the Effective Date.
6.In consideration for Lender’s consent contained herein, Released Borrower hereby agrees as follows (Lender, any loan servicers, and their respective officers, directors, shareholders, representatives, employees, servicers, agents, attorneys, trustees, partners, contractors, advisors, subsidiaries, affiliates, predecessors, successors or assigns shall be referred to herein, collectively, as the “Lender Parties”):
(a)    The Released Borrower hereby: (i) fully and finally acquits, quitclaims, releases, relinquishes, waives and discharges each of the Lender Parties of and from any and all obligations, claims, liabilities, damages, demands, debts, liens, deficiencies, suits, costs or cause or causes of action (including claims and causes of action for usury) to, of or for the benefit (whether directly or indirectly) of the Released Borrower, or any of them individually, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether now known or hereafter discovered, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed (whether directly or indirectly) by the Released Borrower on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely any Loan Documents or this Consent; (ii) waives any and all defenses to payment of the Loan for any reason; and (iii) waives any and all defenses, counterclaims or offsets to the Loan Documents (collectively, the “Released Claims”);
(b)    In addition to the releases contained hereinabove, and not in limitation thereof, the Released Borrower hereby agrees that it shall forever not prosecute, or voluntarily aid in the prosecution of, any of the Released Claims, whether by claim, counterclaim or otherwise; and
(c)     If, and to the extent that, any of the Released Claims are, for any reason whatsoever, not released and discharged pursuant to the provisions of paragraph (a) above, the Released Borrower hereby absolutely and unconditionally grants, sells, bargains, transfers, assigns and conveys unto Lender or the Lender Parties, as applicable, each and every of the Released Claims and any proceeds, settlements and distributions relating thereto.

7.Remaining Borrower hereby consents to the release of Released Borrower from its obligations under the Loan Documents and to Lender’s release of its lien on Released Borrower’s real estate and personal property encumbered by the Hall County Deed of Trust or the Buffalo County Deed of Trust. Remaining Borrower acknowledges that, due to the foregoing releases, effective as of April 1, 2024, the IRP added to the interest rate described in Section 3 of the Note has moved to Level 1 and will continue to adjust in accordance with Section 3 of the Note.

8.From and after the date of this Consent, (a) all statements or references within the text of the Loan Documents to (i) the “Borrower” or “debtor” shall mean and refer to Green Plains Shenandoah LLC; (ii) the “Land” shall mean and refer to the real property subject to the Security Instrument in Fremont County, Iowa; (b) all statements or references within the text of the Loan Documents to the "Security Instrument" or "Mortgage" shall mean and be references to the Iowa Mortgage (as defined herein); (c) all statements or references within the text of the Loan Documents to "the Loan Documents" shall excluding any references to the Hall County Deed of Trust and the Buffalo County Deed of Trust; and (d )all references within the text of the Loan Documents to any Land or Facility located in Wood River, Hall County, Nebraska, are deleted.

9.This Consent is an amendment to, and modification of, the Loan Documents. This Consent is not a novation of the liens and security interests created by the Iowa Mortgage, and Remaining Borrower hereby reaffirms that the liens and security interests created by the Iowa Mortgage continue to secure the debt evidenced by the Note. The execution, delivery, and effectiveness of this Consent shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Lender under the Loan Documents, nor constitute a waiver of any provision of the Loan Documents. In all respects not inconsistent herewith, the Loan Documents (other than the Hall County Deed of Trust and the Buffalo County Deed of Trust, both of which are being reconveyed by Lender) shall otherwise remain unaffected, unchanged, and unimpaired and in full force and effect.
10.This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original and all of which together shall constitute but one and the same Agreement.

11.This Agreement shall be governed by and construed in accordance with the laws of the state of Iowa. Concurrently with the execution of this Consent, Reaffirming Borrower will pay to (a) Lender a servicing fee in the amount of $2,500 and all other third party fees incurred by Lender in connection with this Consent, including any appraisal and recording fees and (b) Lender’s counsel, Baird Holm LLP, the legal fees incurred by Lender in connection with the transactions contemplated by this Consent.

    IN WITNESS WHEREOF, this agreement was executed as of the Effective Date.

REAFFIRMING BORROWER:
GREEN PLAINS SHENANDOAH LLC, a Delaware limited liability company

By:    Green Plains Inc., an Iowa corporation
    Sole Member of Green Plains Shenandoah LLC

By: /s/ James E. Stark
Name: James E. Stark
Title: Chief Financial Officer

RELEASED BORROWER:

Green Plains Wood River LLC
a Delaware limited liability company

By:    Green Plains Inc., an Iowa corporation
    Sole Member of Green Plains Wood River LLC

By: /s/ James E. Stark
Name: James E. Stark
Title: Chief Financial Officer

LENDER:

MetLife Real Estate Lending LLC
a Delaware limited liability company

By: MetLife Investment Management, LLC,
its investment manager

By: /s/ Ramsey Meigs
Name: Ramsey Meigs
Its: Authorized Signatory and Director